Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Executive Share Option Scheme

2.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Performance Share Plan

3.	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Co-investment Plan

4.	Registration Statement (Form S-8 No. 333-13694) pertaining to the Smith & Nephew 2001 US Share Plan

5.	Registration Statement (Form S-8 No. 333-12052) pertaining to the Smith & Nephew U.S. Employee Stock Purchase Plan

6.	Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew 1990 International Executive Share Option Scheme

7.	Registration Statement (Form S-8 No. 33-39802) pertaining to the Smith & Nephew 1985 Share Option Scheme

8.	Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew Long Service Award Scheme

9.	Registration Statement (Form S-8 No. 333-155173) pertaining to the Smith & Nephew 2001 US Share Plan

10.	Registration Statement (Form S-8 No. 333-155172) pertaining to the Smith & Nephew 2004 Performance Share Plan

11.	Registration Statement (Form S-8 No. 333-158239) pertaining to the Smith & Nephew plc Deferred Bonus Plan of our reports dated 18 March 2010, with respect to the consolidated financial statements of Smith & Nephew plc, and the effectiveness of internal control over financial reporting of Smith & Nephew plc, included in the Annual Report (Form 20-F) for the year ended 31 December 2009.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, England

26 March 2010